UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

OXIS INTERNATIONAL, INC.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)
___________________________

100 South Ashley Drive
Suite 600
Tampa, FL 33602
Phone: (800) 304-9888
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

4830 West Kennedy Blvd
Suite 600
Tampa, FL 33609
(Former name, former address and former fiscal year, if changed since last report)

ITEM 3.02 Unregistered Sales of Equity Securities

OXIS International, Inc. (the “Company”) has issued an aggregate of 12,001,540 shares of common stock to a total of 22 persons or entities in exchange of the cancellation of warrants on a cashless basis.  The shares issued were exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued to persons or entities closely associated with the Company and there was no public offering of the shares.

The Company also issued an aggregate of 2,133,125 shares of common stock to a total of 13 persons as payment for consulting services provided to the Company.  The average valuation of these shares was $2.50 per share. These shares were also exempt from the registration requirements of Section 5 of the Act pursuant to Section 4(2) of the Act since the shares were also issued to persons closely associated with the Company and there was no public offering of the shares.

The Company also issued an aggregate of 4,612,341 shares of common stock to two executive officers of the Company in fulfilment of contractual rights held by the officers pursuant to their employment agreements.  These shares were also exempt from the registration requirements of Section 5 of the Act pursuant to Section 4(2) of the Act since the shares were also issued to persons closely associated with the Company and there was no public offering of the shares.

Following the issuance of the shares as set forth above, the Company has 21,147,006 common shares issued and outstanding.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                       Oxis International, Inc.

Dated: January 22, 2016                                                                             By:    /s/ Steven Weldon
Steven Weldon
Chief Financial Officer